Exhibit 99.1

Brooks Automation Reports Fiscal Second Quarter Ended March 31, 2013 Results

CHELMSFORD, Mass., May 9, 2013 (GLOBE NEWSWIRE) -- Brooks Automation, Inc. (Nasdaq:BRKS), a leading provider of automation, vacuum and instrumentation solutions for multiple global markets, including semiconductor manufacturing and life sciences, today reported financial results for the second quarter ended March 31, 2013.

Fiscal Second Quarter of 2013 Financial and Operational Highlights:

•	Revenues were $116.6 Million; Order Bookings increased 31% on a sequential basis to $121.3 million;

•	Semiconductor front end product revenues increased 50% to $60 million;

•	GAAP Loss Per Share was $(0.01); Adjusted Earnings Per Share excluding special charges was $0.01;

•	Cash flow from operations was $11.6 million;

•	Cash, Cash Equivalents and Marketable Securities as of March 31st were $145.6 million, or $2.21 per diluted share, with no Debt; and

•	Generated 15 Design-in-Wins for Semiconductor and Adjacent market customers.

Summary of GAAP and Non-GAAP Earnings

	Quarter Ended			Six Months Ended
000's except EPS	March 31, 2013	December 31, 2012	March 31, 2012	March 31, 2013	March 31, 2012

GAAP Net (Loss) Income attributable to Brooks	$(538)	$(9,236)	$9,721	$(9,774)	$12,544
GAAP Diluted (Loss) Earnings per share	$(0.01)	$(0.14)	$0.15	$(0.15)	$0.19

Adjusted Net Income (Loss) attributable to Brooks	$600	$(3,842)	$13,260	$(3,242)	$16,867
Adjusted Diluted Earnings (Loss) per Share	$0.01	$(0.06)	$0.20	$(0.05)	$0.26

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Management Comments
“Our revenue exceeded our expectations in the second quarter as we experienced semiconductor front-end recovery in both our Services and Product Solutions businesses sequentially, as expected, offsetting our Life Sciences revenue decline. The integration of Crossing Automation's products into our Brooks portfolio is ahead of schedule and was a solid contributor during the quarter,” said Steve Schwartz, President and Chief Executive Officer of Brooks. “We continue to have a strong market share in Life Sciences even though our revenue was less than expected in the quarter due to delays in finalizing store installations and funding uncertainty, which caused a pull-back on device and consumables demand. Heading into our third fiscal quarter, we are seeing our growth coming from our semiconductor products. This reflects a continuation of our strong market positioning.”

Dr. Schwartz continued, “We have seen caution in most investments around sample management with deferred funding and investment plans in both pharmaceutical and government-funded spaces. We remain confident in our market position in Life Sciences with an estimated continuing win percentage of over 65% for new stores and we look to continue this pattern well into the coming quarters and years. As we look forward to our pipeline of automated cold store opportunities and the purchase orders that we expect to be released, we project upside in our Life Sciences segment in the fourth quarter of this fiscal year.”

Second Quarter of Fiscal 2013 Results
Revenues for the second quarter of fiscal 2013 were $116.6 million, compared to revenues of $98.0 million in the first quarter of fiscal 2013 and $139.3 million in the second quarter of fiscal 2012. These revenues reflected a strong recovery for front end semiconductor products.

Revenues for the Brooks Product Solutions segment increased 36.2% sequentially due to overall industry recovery in the second quarter of fiscal 2013. Revenues for the Brooks Global Services segment increased 4.4% on a sequential basis compared to the fiscal first quarter of 2013. Revenues for the Brooks Life Science Systems segment declined sequentially to $9.1 million compared to $14.1 million for the prior quarter.

Order bookings for the second quarter of fiscal 2013 increased sequentially 31.0% to $121.3 million, compared to order bookings in the fiscal first quarter of 2013 of $92.6 million.

Non-GAAP adjusted gross profit margin (as defined in the Notes on Non-GAAP Measures) was 32.1% for the second quarter of fiscal 2013, compared to non-GAAP adjusted gross profit margins of 31.9% for the first quarter of fiscal 2013 and 35.0% for the second quarter of fiscal 2012. The second quarter of fiscal 2013 sequential margin improvements in Services and Product Solutions were offset by a decrease in Life Sciences margins due to lower revenue volumes.

Adjusted EBITDA (as defined in the Notes on Non-GAAP Measures) for the second quarter of fiscal 2013 was $9.2 million, compared to $3.3 million in the first quarter of fiscal 2013 and $20.9 million in the second quarter of fiscal 2012.

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Net cash provided by operating activities for the second quarter of fiscal 2013 was $11.6 million, which resulted in total cash, cash equivalents and marketable securities of $145.6 million at March 31, 2013.

Six Months ended March 31, 2013 Results
Revenues for the six months ended March 31, 2013 were $214.6 million, compared to revenues of $259.6 million for the six months ended March 31, 2012. Net loss attributable to Brooks for the six months ended March 31, 2013, including the impact of certain restructuring adjustments and other charges, was $(9.8) million or $(0.15) per diluted share compared to net income of $12.5 million, or $0.19 per diluted share, which includes certain restructuring and other charges, for the six months ended March 31, 2012.

Quarterly Cash Dividend
The Company additionally announced that the Board of Directors had declared a dividend of $0.08 per share payable on June 28, 2013 to stockholders of record on June 7, 2013. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for Third Fiscal Quarter
The Company announced revenue and earnings guidance for the third quarter of fiscal 2013. Revenues are expected to range between $116 and $124 million and non-GAAP earnings per share is expected to range between $0.01 and $0.05. Including restructuring and acquisition related charges, GAAP earnings per share is expected to be between breakeven and $0.04 per diluted share.

Conference Call
Brooks management will webcast its second quarter earnings conference today at 4:30 p.m. Eastern Time to discuss the fiscal second quarter business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Their responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet hosted at the Investor Relations section of Brooks' website at www.brooks.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call 1-800-381-7839 (North America only) or 1-212-231-2900 to listen to the live broadcast.

About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets including semiconductor manufacturing, life sciences, and clean energy. Our technologies, engineering competencies and global service capabilities provide customers speed to market, and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments. Since 1978, we have been a leading partner to the global semiconductor manufacturing market and through product development initiatives and strategic business acquisitions; we have expanded our reach to meet the needs of customers in the life sciences industry, analytical & research markets and clean energy solutions. Brooks is headquartered in Chelmsford, Massachusetts, with direct operations in North America, Europe and Asia.

For more information, please visit www.brooks.com.

CONTACT:	Lynne Yassemedis Brooks Automation, Inc. 978-262-4443 lynne.yassemedis@brooks.com

John Mills Senior Managing Director ICR, LLC 310-954-1105 john.mills@icrinc.com

Forward Looking Statements
Some statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and operating margin expectations, our ability to develop further our business in new and adjacent markets, and our ability to achieve financial success in the future. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

BROOKS AUTOMATION, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	March 31, 2013	September 30, 2012
Assets
Current assets
Cash and cash equivalents	$60,121	$54,639
Restricted cash	—	763
Marketable securities	46,242	85,646
Accounts receivable, net	73,545	78,855
Inventories	96,601	102,985
Deferred tax assets	18,460	15,531
Prepaid expenses and other current assets	11,773	9,070
Total current assets	306,742	347,489
Property, plant and equipment, net	58,874	64,478
Long-term marketable securities	39,211	59,946
Long-term deferred tax assets	99,551	104,626
Goodwill	114,893	88,440
Intangible assets, net	64,576	39,400
Equity investment in joint ventures	28,425	31,428
Other assets	9,490	6,153
Total assets	$721,762	$741,960
Liabilities and equity
Current liabilities
Accounts payable	$28,658	$28,988
Deferred revenue	13,613	9,986
Accrued warranty and retrofit costs	7,725	7,329
Accrued compensation and benefits	12,409	14,118
Accrued restructuring costs	2,580	2,098
Accrued income taxes payable	390	1,699
Accrued expenses and other current liabilities	16,138	16,973
Total current liabilities	81,513	81,191
Income taxes payable	7,945	6,356
Long-term pension liability	1,411	1,688
Other long-term liabilities	3,618	3,424
Total liabilities	94,487	92,659
Contingencies
Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 79,952,679 shares issued and 66,490,810 shares outstanding at March 31, 2013, 79,790,557 shares issued and 66,328,688 shares outstanding at September 30, 2012	799	798
Additional paid-in capital	1,822,102	1,817,706
Accumulated other comprehensive income	17,512	23,642
Treasury stock at cost, 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(1,012,861)	(992,524)
Total Brooks Automation, Inc. stockholders’ equity	626,596	648,666
Noncontrolling interest in subsidiaries	679	635
Total equity	627,275	649,301
Total liabilities and equity	$721,762	$741,960

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three months ended March 31,		Six months ended March 31,
	2013	2012	2013	2012
Revenues
Product	$95,493	$117,621	$172,816	$214,719
Services	21,126	21,716	41,828	44,846
Total revenues	116,619	139,337	214,644	259,565
Cost of revenues
Product	64,154	75,443	118,635	139,732
Services	15,853	15,612	30,239	31,194
Total cost of revenues	80,007	91,055	148,874	170,926
Gross profit	36,612	48,282	65,770	88,639
Operating expenses
Research and development	12,030	12,529	23,548	24,478
Selling, general and administrative	24,785	24,270	50,732	51,012
Restructuring and other charges	769	42	5,526	245
In-process research and development	—	3,026	—	3,026
Total operating expenses	37,584	39,867	79,806	78,761
Operating income (loss)	(972)	8,415	(14,036)	9,878
Interest income	265	273	540	552
Interest expense	—	—	(1)	(7)
Other income (expense), net	77	(51)	(16)	295
Income (loss) before income taxes and equity in earnings (losses) of joint ventures	(630)	8,637	(13,513)	10,718
Income tax benefit	(129)	(659)	(3,799)	(359)
Income (loss) before equity in earnings (losses) of joint ventures	(501)	9,296	(9,714)	11,077
Equity in earnings (losses) of joint ventures	(10)	430	(16)	1,480
Net income (loss)	$(511)	$9,726	(9,730)	12,557
Net income attributable to noncontrolling interests	(27)	(5)	(44)	(13)
Net income (loss) attributable to Brooks Automation, Inc.	$(538)	$9,721	(9,774)	12,544
Basic net income (loss) per share attributable to Brooks Automation, Inc. common stockholders	$(0.01)	$0.15	$(0.15)	$0.19
Diluted net income (loss) per share attributable to Brooks Automation, Inc. common stockholders	$(0.01)	$0.15	$(0.15)	$0.19
Shares used in computing earnings (loss) per share
Basic	65,889	65,038	65,726	64,925
Diluted	65,889	65,828	65,726	65,552

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Six months ended March 31,
	2013	2012
Cash flows from operating activities
Net income (loss)	$(9,730)	$12,557
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,443	10,621
Stock-based compensation	5,010	4,924
Amortization of premium on marketable securities	661	1,244
Undistributed (earnings) losses of joint ventures	16	(1,480)
Deferred income tax benefit	(3,387)	—
Pension settlement	87	—
Gain on disposal of long-lived assets	(150)	(47)
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	9,489	(2,951)
Inventories	13,734	3,540
Prepaid expenses and other current assets	(4,305)	(732)
Accounts payable	(3,260)	5,894
Deferred revenue	3,711	(3,949)
Accrued warranty and retrofit costs	(1,154)	(172)
Accrued compensation and benefits	(2,702)	(5,630)
Accrued restructuring costs	195	(168)
Accrued expenses and other current liabilities	(3,914)	(1,954)
Net cash provided by operating activities	16,744	21,697
Cash flows from investing activities
Purchases of property, plant and equipment	(1,578)	(4,384)
Purchases of marketable securities	(39,269)	(39,097)
Sale/maturity of marketable securities	98,178	61,970
Acquisition, net of cash acquired	(59,005)	(8,716)
Proceeds from the sale of property, plant and equipment	2,368	—
Payment of deferred leasing cost	(2,076)	—
Decrease in restricted cash	763	476
Net cash provided by (used in) investing activities	(619)	10,249
Cash flows from financing activities
Proceeds from issuance of common stock, net of issuance costs	969	842
Common stock dividend paid	(10,672)	(10,442)
Net cash used in financing activities	(9,703)	(9,600)
Effects of exchange rate changes on cash and cash equivalents	(940)	(24)
Net increase in cash and cash equivalents	5,482	22,322
Cash and cash equivalents, beginning of period	54,639	58,833
Cash and cash equivalents, end of period	$60,121	$81,155

Notes on Non-GAAP Financial Measures:
The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

The press release includes financial measures which exclude the effects of non-recurring income and special charges such as restructuring charges and acquisition related charges. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks' day-to-day operations. A table reconciling income (loss) and diluted earnings (loss) per share from operations is presented below.

			Quarter ended
	March 31, 2013		December 31, 2012		March 31, 2012
	$	per share	$	per share	$	per share
Net income (loss) attributable to Brooks Automation, Inc.	$(538)	$(0.01)	$(9,236)	$(0.14)	$9,721	$0.15

Adjustments, net of tax:
Purchase accounting impact on inventory and contracts acquired	579	0.01	1,513	0.02	471	0.01
Restructuring charges	553	0.01	3,425	0.05	42	0.00
Merger costs	6	0.00	456	0.01	—	—
In-process R&D acquired	—	—	—	—	3,026	0.05
Adjusted net income (loss) attributable to Brooks Automation, Inc.	600	$0.01	(3,842)	(0.06)	13,260	0.20
Stock-based compensation	2,499	0.04	2,511	0.04	3,181	0.05
Adjusted net income (loss) attributable to Brooks Automation, Inc. - excluding stock-based compensation	$3,099	$0.05	$(1,331)	$(0.02)	$16,441	$0.25

	Six months ended
	March 31, 2013		March 31, 2012
	$	per share	$	per share
Net income (loss) attributable to Brooks Automation, Inc.	$(9,774)	$(0.15)	$12,544	$0.19
Purchase accounting impact on contracts acquired	2,092	0.03	831	0.01
Restructuring charges	3,978	0.06	245	0.00
Merger costs	462	0.01	221	0.00
In-process R&D purchased	—	—	3,026	0.05
Adjusted net income attributable to Brooks Automation, Inc.	$(3,242)	(0.05)	$16,867	0.26
Stock-based compensation	5,010	0.08	4,924	0.08
Adjusted net income (loss) attributable to Brooks Automation, Inc. - excluding stock-based compensation	$1,768	$0.03	$21,791	$0.33

	Quarter ended
	March 31, 2013		December 31, 2012		March 31, 2012
	$	%	$	%	$	%
Gross profit / gross margin percentage	$36,612	31.4%	$29,158	29.7%	$48,282	34.7%

Adjustments:
Purchase accounting impact on inventory and contracts acquired	805	0.7%	2,102	2.1%	471	0.3%
Adjusted gross profit / gross margin percentage	$37,417	32.1%	$31,260	31.9%	$48,753	35.0%

	Quarter ended			Six months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2013	2012	2012	2013	2012
Net income (loss) attributable to Brooks Automation, Inc.	$(538)	$(9,236)	$9,721	$(9,774)	$12,544
Less: Interest income	(265)	(275)	(273)	(540)	(552)
Add: Interest expense	—	1	—	1	7
Add: Income tax benefit	(129)	(3,670)	(659)	(3,799)	(359)
Add: Depreciation	3,548	3,704	3,280	7,252	6,542
Add: Amortization of completed technology	1,041	1,185	935	2,226	1,724
Add: Amortization of acquired intangible assets	1,413	1,552	1,138	2,965	2,355
Add: Stock-based compensation	2,499	2,511	3,181	5,010	4,924
Add: Restructuring charges	769	4,757	42	5,526	245
Add: Purchase accounting impact on inventory and contracts acquired	805	2,102	471	2,907	831
Add: Merger costs	8	634	—	642	221
Add: In-process R&D acquired	—	—	3,026	—	3,026
Adjusted EBITDA	$9,151	$3,265	$20,862	$12,416	$31,508